UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	October 31, 2007

GMX RESOURCES INC.
(Exact name of registrant as specified in its charter)

Oklahoma	001-32977	73-1534474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Benham Place 9400 North Broadway, Suite 600 Oklahoma City, OK	73114
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(405) 600-0711

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On October 31, 2007, GMX Resources Inc. (the "Company") entered into a Second Amended and Restated Loan Agreement with Capital One, National Association, and Union Bank of California, N.A. ("Bank Agreement").  The Bank Agreement amends the terms of the existing loan agreement to extend the maturity to July 15, 2011 from July 8, 2008, to increase the maximum amount that the Company may borrow under the agreement from $100 million to $125 million, subject to the periodic borrowing base determinations, and to increase the maximum amount of production that the Company may hedge from 75% to 80% of estimated oil and gas production from proved developed producing reserves.  The borrowing base was also increased from $62 million to $90 million.  There were no other material changes to the existing loan agreement.

ITEM 9.01  Financial Statements and Exhibits.

The following Exhibit is filed as a part of this report:

10.1	Second Amended and Restated Loan Agreement dated October 31, 2007 between Capital One, National Association, and Union Bank of California, N.A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GMX RESOURCES INC.
By:	/s/ Ken L. Kenworthy
Ken L. Kenworthy, Chief Financial Officer

Date:  November 1, 2007

INDEX TO EXHIBITS

10.1	Second Amended and Restated Loan Agreement dated October 31, 2007 between Capital One, National Association, and Union Bank of California, N.A